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                                                                     Exhibit 5.2

                  [Letterhead of Goodwin, Procter & Hoar LLP]



                                  May 8, 1997

SDW Holdings Corporation
2700 Westchester Avenue
Purchase, NY 10577

Ladies and Gentlemen:

     In connection with the filing by SDW Holdings Corporation, a Delaware corporation (the "Company"), of Amendment No. 4 to its Registration Statement on Form S-1 (Registration No. 333-834) (as so amended, the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), we have been requested to render our opinion as to the legality of the Securities (as hereinafter defined) being registered thereunder. The Registration Statement relates to the registration of (a) 1,500,000 shares of the Company's 15% Senior Exchangeable Preferred Stock, par value $.01 per share (the "Senior Preferred Stock") and the Company's Subordinated Exchange Debentures (the "Exchange Debentures") issuable upon exchange of the Senior Preferred Stock, (b) 3,000,000 Class A Warrants ("Class A Warrants") to purchase an aggregate of 898,440 shares of common stock, $.01 par value, of the Company ("Common Stock"), (c) 150,000 Class B Warrants ("Class B Warrants" and, together with the Class A Warrants, the "Warrants") to purchase an aggregate of 150,000 shares of Common Stock and (d) the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"). The Exchange Debentures and the Warrant Shares are sometimes collectively referred to hereinafter as the "Securities".

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Restated Certificate of Incorporation and By-laws of the Company included as Exhibits 3.1 and 3.2 to the Registration Statement; (b) the Registration Statement; (c) the Amended and Restated Certificate of Designations, Preferences and relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Senior Preferred Stock included as
Exhibit 4.1 to the Registration Statement (the "Certificate of Designations");
(d) the Form of Exchange Debenture Indenture between the Company and United States Trust Company of New York (the "Exchange Debenture Indenture"), included as Exhibit 4.2 to the Registration Statement pursuant to which the Exchange Debentures would be issued; (e) the Warrant Agreement
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SDW Holdings Corporation
May 8, 1997
Page 2


(the "Class A Warrant Agreement") between the Company and The Bank of New York ("BONY") dated December 20, 1994, included as Exhibit 4.3 to the Registration Statement; and (f) the Amended and Restated Class B Warrant Agreement (the "Class B Warrant Agreement and, together with the Class A Warrant Agreement, the "Warrant Agreements") between the Company and BONY dated as of July 6, 1995, included as Exhibit 4.4 to the Registration Statement.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such letter documents, and the legal capacity of all individuals who have executed any of the documents. We have also assumed that
(i) the Senior Preferred Stock was issued and delivered in the form approved by the Board of Directors of the Company and in accordance with the Certificate of Designations; (ii) the Class A Warrants were issued and delivered in the form of Exhibit A to the Class A Warrant Agreement and in accordance with the Class A Warrant Agreement; (iii) the Class B Warrants were issued and delivered in the form of Exhibit A-1 to the Class B Warrant Agreement and in accordance with the Class B Warrant Agreement; (iv) the Exchange Debenture Indenture will be executed and delivered by the Company and the Trustee in the form filed as
Exhibit 4.2 to the Registration Statement and the Exchange Debentures to be executed and delivered by the Company will be in the form filed as Exhibit A to the Exchange Debenture Indenture; (v) the Warrant Shares to be issued and delivered by the Company will be in the form approved by the Board of Directors of the Company; and (vi) each Warrant Agreement is enforceable, and the Exchange Debenture Indenture will be enforceable, against each party thereto other than the Company.

     Based upon and subject to the foregoing and to the further qualifications set forth below, we are of opinion as follows:

     1. The Exchange Debentures have been duly authorized and, when the Exchange Debenture Indenture is duly executed and delivered by the Company and the Trustee in accordance with the terms of the Senior Preferred Stock and the Exchange Debentures are duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Debenture Indenture and issued and delivered in accordance with the terms of the Senior Preferred Stock, the Exchange Debentures will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Exchange Debenture Indenture and enforceable against the Company in accordance with their terms.

     2. The initial Warrant Shares have been duly authorized by the Company and, when issued and delivered by the Company upon the exercise of Warrants against payment of the exercise price therefor in accordance with the terms of the applicable Warrant Agreement, will be validly issued, fully paid and non-assessable.
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SDW Holdings Corporation
May 8, 1997
Page 3



     The opinions expressed above are qualified as follows:

     (i) With respect to the legal, valid and binding nature of agreements or obligations of any person and to the enforceability of such agreements or obligations, such opinion is subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

     (ii) Furthermore, it should be noted that the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction.

     (iii) We express no opinion with respect to the enforcement of any provision of any agreement providing for liquidated damages.

     Members of this firm are admitted to practice in the Commonwealth of Massachusetts and the State of New York. Except with respect to the Exchange Debentures and the Exchange Debentures Indenture, as to which our opinion includes the laws of the State of New York, we express no opinion as to any matters governed by any law other than the law of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                         Very truly yours,

                                         /s/ Goodwin, Procter & Hoar LLP

                                         GOODWIN, PROCTER & HOAR LLP